EXHIBIT 99.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in the registration statements and related prospectuses of Century Aluminum Company listed below of our report dated January 23, 2001, with respect to the financial statements of NSA, Ltd. for the years ended December 31, 1998, 1999, and 2000 included in this Amendment No. 1 to the Current Report on Form 8-K/A dated May 11, 2001 of Century Aluminum
Company:

     Registration  Statement No. 333-15689 on Form S-8 (Century Aluminum Company
          1996 Stock Incentive Plan)

     Registration  Statement No. 333-42534 on Form S-8 (Century Aluminum Company
          1996 Stock Incentive Plan)

     Registration  Statement No. 333-15671 on Form S-8 (Century Aluminum Company
          Non-Employee Directors Stock Option Plan)

     Registration  Statement No. 333-07239 on Form S-8 (Century Aluminum of West
          Virginia, Inc. Salaried Employee Defined Contribution Retirement Plan)

     Registration  Statement No. 333-28827 on Form S-8 (Century Aluminum of West
          Virginia, Inc. United Steelworkers of America Savings Plan)



                                                              Ernst & Young LLP


Atlanta, Georgia
May 9, 2001